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                                                                    EXHIBIT 10.4


                             EMPLOYMENT AGREEMENT


    This Employment Agreement is entered into as of August 23, 1996 by and between IMED Corporation, a Delaware corporation ("IMED"), and Advanced Medical, Inc., a Delaware corporation ("AMI"), on the one hand, and William J. Mercer (the "Executive"), on the other.


                                   RECITALS

    WHEREAS, IMED proposes to engage in a business combination (the "Business Combination") involving IVAC Medical Systems, Inc., a Delaware corporation, pursuant to a certain Agreement and Plan of Merger dated August 23, 1996 (the "Merger Agreement").

    WHEREAS, AMI owns (on a fully diluted basis) 100% of the Common Stock of IMED.

    WHEREAS, each of AMI and IMED desire to employ the Executive as of the effective date of the closing under the Merger Agreement (the "Effective Date"), and the Executive desires to accept employment with each of AMI and IMED, on the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, IMED, AMI and the Executive agree as follows:

    1. EMPLOYMENT AND DUTIES. During the Employment Period (as hereinafter defined), the Executive shall serve as President and Chief Executive Officer of both IMED and AMI. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's respective corporate offices and positions as set forth in the by-laws of IMED and AMI, respectively, from time to time in effect, and such other duties and responsibilities as the Boards of Directors of each of IMED and AMI, respectively, may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall perform faithfully the executive duties and responsibilities referred to above to the best of his ability, on a full-time basis. At the next meetings of the Boards of Directors of each of IMED and AMI, the Executive shall be nominated to serve as a director of each of IMED and AMI, and, if elected, he shall serve in such capacities without additional compensation.

    2.   EMPLOYMENT PERIOD.

         (a) EFFECTIVE DATE. Anything herein to the contrary notwithstanding, if the Effective Date does not occur on or prior to January 31, 1997 (which date may be extended by agreement of the parties), then this Agreement shall terminate and be of no further force and effect on such date, and none of the parties shall have any further obligation to any other party hereunder.

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         (b)  BASIC RULE.  The employment period shall begin upon the Effective
Date and shall continue thereafter through the period, subject to renewal as hereinafter provided for (the "Employment Period"), ending on the date, subject to extension as hereinafter provided for (the "Expiration Date"), which is five years from the Effective Date, unless sooner terminated pursuant to the provisions of this Agreement. So long as the Employment Period is then in effect, and no termination notice that is then effective has theretofore been given, the Employment Period shall automatically extend for an additional one year beyond the Expiration Date otherwise next set to occur, unless any party gives written notice of non-renewal to the other parties at least 60 calendar days prior to that Expiration Date. If such notice of non-renewal is given, the Employment Period shall expire on that Expiration Date.

         (c) EMPLOYMENT BY IMED AND AMI. At all times the Executive shall be employed by both IMED and AMI. For all purposes of this Agreement, a termination of the Executive's employment with either IMED or AMI for any reason shall be deemed to be a termination of Executive's employment with both IMED and AMI for that same reason.

         (d) EARLY TERMINATION FOR CAUSE. Either or both of IMED and AMI may terminate the Executive's employment for Cause (as hereinafter defined) by giving the Executive 30 days' advance notice in writing of such termination.
For all purposes under this Agreement, the term "Cause" shall mean (i) a breach by Executive of any of his obligations under this Agreement of a type and kind which is materially adverse to either or both of IMED and AMI and which remains uncured by the Executive for five (5) calendar days following Executive's receipt of such notice, (ii) any act by the Executive which constitutes gross misconduct of a type and kind which is materially adverse to either or both of IMED and AMI and which remains uncured by the Executive for five (5) calendar days following Executive's receipt of such notice, (iii) a violation of a federal or state law, rule or regulation applicable to the business of either or both of IMED and AMI of a type and kind that is materially adverse to either or both of IMED and AMI, or (iv) the conviction of the Executive of, or entry by the Executive of a guilty or no contest plea to, the commission of a felony involving moral turpitude. No compensation or benefits shall be paid or provided to the Executive under this Agreement on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. In the event the Executive's employment is terminated for Cause, the Executive's rights under the benefit plans of each of IMED and AMI shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subparagraph.

         (e) EARLY TERMINATION FOR DISABILITY. Either or both of IMED and AMI may terminate the Executive's employment for Disability (as hereinafter defined) by giving the Executive 30 days' advance notice in writing of such termination. For all purposes under this Agreement, the term "Disability" shall mean a circumstance which the Executive, at the time notice is given, has been unable by reason of his incapacity due to physical or mental illness to perform his obligations under this Agreement for a period of not less than six (6) consecutive months. No compensation or benefits shall be paid or provided to the Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. In

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the event the Executive's employment is terminated on account of Disability, the
Executive's rights under the benefit plans of each of IMED and AMI shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subparagraph.

         (f) EARLY TERMINATION GENERALLY. Either or both of IMED and AMI may terminate the Executive's employment prior to the end of the Employment Period but only by giving the Executive 30 days' advance notice of such termination in writing. If either or both of IMED and AMI terminate the Executive's employment prior to the end of the Employment Period for any reason other than Cause or Disability, the Executive shall be entitled to receive the payments and benefits referred to in Paragraphs 13(a)(i) and 13(b) below (subject to the terms and conditions of said Paragraphs), and the Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subparagraph.

         (g) EARLY TERMINATION ON ACCOUNT OF DEATH. The Executive's employment shall terminate in the event of the Executive's death. Neither IMED nor AMI shall have any obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death, or for periods following the Executive's death (provided, however, that if, prior to the Executive's death, Executive was entitled to receive payments or benefits under either one or both of Paragraphs 13(a)(i) and 13(b) below, then the Beneficiary (as hereinafter defined) shall be entitled to continue to receive those payments or benefits (subject to the terms and conditions of said Paragraphs) to the same extent that the Executive would have been entitled to receive those payments or benefits if he had not died). The rights of the Beneficiary under the benefit plans of IMED and AMI in the event of the Executive's death shall be determined under the provisions of those plans.

         (h)  EARLY TERMINATION BY THE EXECUTIVE FOR GOOD REASON.  The
Executive may terminate the Executive's employment prior to the end of the Employment Period only for Good Reason (as hereinafter defined) and then only by giving IMED and AMI 30 days' advance notice in writing of such termination. If the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive the payments or benefits referred to in Paragraphs 13(a)(i) and 13(b) below (subject to the terms and conditions of said Paragraphs), and the Executive's rights under the benefit plans of IMED and AMI shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subparagraph. For all purposes of this Agreement, the term "Good Reason" means the occurrence of any one or more of the following events without, in each case, the prior written consent of the Executive thereto:

              (i) a change in the Executive's responsibilities or duties which then results in a significant diminution in the Executive's position with either or both of IMED and AMI;

              (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) then available to the Executive;

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              (iii)     a material reduction in the Base Salary then payable
to, or Bonus opportunity then available to, the Executive;

              (iv) a material reduction in the kind or level of employee benefits to which the Executive is then entitled, with the result that the Executive's overall benefits package is significantly reduced;

              (v) the relocation of the Executive to a facility or a location more than 25 miles from the Executive's then present location;

              (vi) any purported termination by either or both of IMED and AMI of the Executive's employment which is not effected for death, Disability or for Cause, or any purported termination of the Executive's employment for which the grounds relied upon therefor are not valid;

              (vii) the failure of either or both of IMED and AMI to obtain the assumption of this Agreement by its successor as required by Paragraph 19 hereof; or

              (viii) any breach by either or both of IMED and AMI of any provision of this Agreement applicable to it which is material and adverse to the Executive.

    3. PLACE OF EMPLOYMENT. The Executive's services shall be performed at IMED's principal executive offices in the San Diego, California area. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

    4. BASE SALARY. For all services to be rendered by the Executive pursuant to this Agreement, IMED shall pay the Executive during the Employment Period a base salary (the "Base Salary") at an annual rate of not less than Four Hundred Thousand Dollars ($400,000). The Base Salary shall be paid in periodic installments in accordance with IMED's regular payroll practices. The Board of Directors of IMED shall review the amount of the Base Salary at least annually as of the payroll payment date nearest each anniversary of the Effective Date and may (but shall have no obligation to) increase the amount thereof.

    5. BONUS. Beginning with IMED's 1997 fiscal year end for each fiscal year thereafter during the Employment Period, the Executive shall be eligible to receive an annual bonus (the "Bonus"), payable by IMED, of up to 100% of the Executive's Base Salary for such fiscal year of IMED (the "Target Amount") based upon certain operational and financial criteria, including revenue and profitability targets and other organizational milestones (such criteria being hereinafter collectively referred to as the "Targets"). The Targets for each fiscal year during the Employment Period shall be agreed upon, not less than 45 days prior to the beginning of such fiscal year, by the Executive and a director of IMED designated for such purpose; provided, however, that the Targets for fiscal year 1997 shall be agreed upon within 90 days following the Effective Date. The parties acknowledge that it is their intention that the Targets for each fiscal year shall be set at levels that are aggressive but achievable. In the event that IMED does not achieve the Targets in any fiscal year

                                      -4-

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during the Employment Term, the Board of Directors of IMED may (but shall have no obligation to) award the Executive a bonus with respect to such fiscal year and, if the Board does so, such bonus shall be in such amount as the Board, in its sole, absolute and unrestricted discretion, shall determine. The Board of Directors of IMED may (but shall have no obligation to) also award the Executive a bonus in excess of the Target Amount based upon the Executive's achievements in the relevant fiscal year. The Board of Directors of IMED, AMI or both may (but shall have no obligation to) institute, for the benefit of the Executive, such additional bonus plans such Board shall determine, in each case in the sole, absolute and unrestricted discretion of such Board.

    The Bonus payable hereunder shall be payable in a single installment within 30 days following the date (the "Delivery Date") of delivery to the Board of Directors of IMED's audited financial statements for the fiscal year to which such Bonus relates or as otherwise agreed by the Executive and IMED's Board of Directors. Any other bonus payable hereunder shall be payable at such time or times as the pertinent Board of Directors shall, in its sole, absolute and unrestricted direction, determine.

    6.   STOCK OPTIONS.

         (a) OPTION GRANTS. Effective as of the Effective Date, AMI shall grant the Executive two options (the "Options") to purchase an aggregate of 600,000 shares of AMI's common stock (the "Option Shares") at a per share exercise price ("Option Exercise Price") equal to the average of the closing price of AMI's common stock for the five business days next following the date of the signing of this Agreement (inclusive). One of the Options ("Option A") shall cover 500,000 shares and shall vest as described in Paragraph 6(b) below. The second Option ("Option B") shall cover 100,000 shares and shall vest as described in Paragraph 6(c) below. The Options shall be subject to such other terms and conditions as are described in Paragraphs 6(d) and (e) below.

         (b) VESTING OF OPTION A. Option A shall vest and become exercisable as to 100,000 Option Shares as of the Effective Date, and as to an additional 100,000 Option Shares on each of the first, second, third and fourth anniversaries of the Effective Date.

         (c) VESTING OF OPTION B. Option B shall vest and become exercisable in its entirety on the Delivery Date in 2001, if IMED meets the applicable Targets for each of fiscal years 1997, 1998, 1999 and 2000, or, if later, then on the Delivery Date next following the end of the fiscal year in which IMED has met the applicable Targets in four out of the five fiscal years then ended.

         (d) CHANGE OF CONTROL. Anything herein to the contrary notwithstanding, all Options not then vested shall immediately vest and become exercisable at the effective time of a Change of Control, as such term is defined in the Stock Plan (as hereinafter defined).

         (e) OPTION PROVISIONS. The Options shall be granted under the AMI Second Amended and Restated 1988 Stock Option Plan, as amended (the "Stock Plan"), and, except as expressly provided otherwise in this Paragraph 6, shall be subject to the terms and conditions of the

                                      -5-

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Stock Plan and the related form of option agreement; provided, however, that
AMI's Board of Directors may, in its discretion, grant Options under a new stock option plan adopted prior to the Effective Date or otherwise outside of the Stock Plan, and any such Options shall include such other terms as the AMI Board of Directors may specify that are not inconsistent with the terms hereof and of the applicable plan, if any. If granted under the Stock Plan or any other stock option plan of AMI, the Options shall be granted as Incentive Stock Options to the extent permitted by Section 422(d) of the Internal Revenue Code of 1986, as amended. The Options shall expire on the first to occur of (i) in the event the Executive's employment terminates by reason of the Executive's death or is terminated by either or both of IMED and AMI as a result of the Executive's Disability, twelve (12) months from the date of such termination; (ii) in the event the Executive's employment terminates or expires for any other reason (including, without limitation, termination by the Executive for Good Reason and by either or both of IMED and AMI for Cause), ninety (90) days after the date of such resignation or termination; or (iii) ten (10) years from the date of grant of each Option.

    7. EXPENSES. The Executive shall be entitled to prompt reimbursement for all reasonable, ordinary and necessary travel, entertainment, and other expenses incurred by the Executive during the Employment Period (in accordance with the policies and procedures established for senior executive officers of IMED or AMI, as the case may be) in the performance of his duties and responsibilities for IMED or AMI, as the case may be, under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with the policies and procedures of IMED and AMI, as applicable.

    8. EMPLOYEE BENEFIT PLANS. During the Employment Period, the Executive shall be entitled to participate in employee benefit plans or programs of either or both of IMED and AMI, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

    9. INSURANCE. IMED shall provide the Executive with a $1 million executive life insurance policy. The beneficiary of such policy shall be named by the Executive.

    10. VACATIONS AND HOLIDAYS. Executive shall be entitled to four (4) weeks' paid vacation and holidays in accordance with IMED's policies from time to time for senior executive officers.

    11. OTHER BENEFITS. IMED shall provide the Executive with a mobile phone, fax and computer. IMED shall pay the annual dues of the country club known as "The Farms" and the city club known as the "University Club" of the Executive.

    12. OTHER ACTIVITIES. The Executive shall devote substantially all of his working time and efforts during normal business hours to the business and affairs of IMED and AMI and their respective affiliates and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and absences due to illness. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the respective Boards of Directors of

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IMED and AMI, to serve as a director of other corporations and devote a reasonable amount of his time to other types of business or public activities not expressly mentioned in this Paragraph.

    13. TERMINATION BENEFITS. In the event the Executive's employment terminates prior to the end of the Employment Period, then the Executive shall be entitled to receive severance and other benefits as follows:

         (a)  SEVERANCE.

              (i) INVOLUNTARY TERMINATION. If either or both of IMED and AMI terminate the Executive's employment other than for Disability or Cause, or if the Executive terminates his employment for Good Reason, then, in lieu of any severance benefits to which the Executive may otherwise be entitled under any IMED or AMI severance plan or program, the Executive shall be entitled to payment of his Base Salary until the end of the Employment Period or, if earlier, until a material breach by the Executive of his obligations under Paragraph 14, 15 or 16 hereof that remains uncured for five (5) calendar days following notice by IMED or AMI of such breach; provided, however, that such payments shall be reduced to the extent of any other compensation that the Executive receives or earns in the event he obtains a full-time senior management position with a subsequent employer.

              (ii) OTHER TERMINATION. In the event the Executive's employment terminates for any reason other than as described in Paragraph 13(a)(i) above, including, without limitation, by reason of the Executive's death, Disability or resignation other than for Good Reason, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under IMED's or AMI's existing severance and benefit plans and polices at the time of such termination.

         (b) OPTIONS. In the event the Executive's employment is terminated by either or both of IMED and AMI as described in Paragraph 13(a)(i) above, then the vesting of the unvested portion of the Options, if any, shall automatically accelerate and the Executive shall have the right to exercise all or any portion of such Options, in addition to any portion of the Options exercisable prior to such event.

         (c) NO DUTY TO MITIGATE. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner).

    14. PROPRIETARY INFORMATION. During the Employment Period and thereafter, the Executive shall not, without the prior written consent of the Boards of Directors of each of IMED and AMI, disclose or use for any purpose (except in the course of the Executive's employment under this Agreement and in furtherance of the business of AMI, IMED or any affiliates of either one or both of them) any confidential information or proprietary data of any one or more of IMED, AMI or any such


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affiliate.  As an express condition of the Executive's employment with IMED and
AMI, the Executive agrees to execute confidentiality agreements as requested by either or both of IMED and AMI.

    15. NON-SOLICITATION. The Executive covenants and agrees with IMED and AMI that during the Employment Period and for a period expiring one (1) year after the date of termination or expiration thereof, neither the Executive nor his Controlled Affiliates (as hereinafter defined) shall solicit any of the then-current employees of either or both of IMED and AMI or any of their respective affiliates to terminate their employment with IMED, AMI, or such affiliates or to become employed by any firm, company or other business enterprise with which the Executive may then be connected. As used herein, "Controlled Affiliate" of the Executive means any member of the Executive's immediate family (including, without limitation, his spouse, children, parents and siblings) and any other person or entity which, directly or indirectly, is at any time controlled by the Executive. For purposes of this definition, "control" of a person or entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

    16. NON-COMPETITION. The Executive covenants and agrees with IMED and AMI that during the Employment Period and for a period expiring one (1) year after the date of termination or expiration thereof, neither the Executive nor any Controlled Affiliate shall, whether on his or its own behalf or on behalf of any other person, firm, partnership, corporation or other business venture (hereinafter, a "person"), own, manage, control, participate in, consult with, be employed by, render services for or otherwise assist in any manner any person that is engaged in, any Business Activity (as hereinafter defined) competitive with the Business (as hereinafter defined). Nothing herein shall prohibit the Executive or any Controlled Affiliate from being an owner of not more than 2% of the equity or debt securities of any such person, so long as the Executive has no active participation (other than exercising voting or consensual rights with respect to such interest of up to 2%) in the business of such person. As used herein: (i) "Business Activity," with respect to any person, means any direct or indirect primary business activity of such person; and (ii) "Business" means, as of the date of determination, any Business Activity of any one or more of IMED, AMI or any affiliate of either one or both of them.

    17.  NO ADEQUATE REMEDY AT LAW.

         (a) EQUITABLE RELIEF. In the event that the Executive shall breach any of the provisions of Paragraph 14, 15 or 16 hereof, or in the event that any such breach is threatened by the Executive, in addition to and without limiting or waiving any other remedies available to either or both of IMED and AMI in law or in equity, either or both of IMED and AMI, as the case may be, shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain such breach or threatened breach and to enforce the provisions of such Paragraphs. The Executive acknowledges that it is impossible to measure in money the damages that either or both of IMED and AMI will sustain in the event that the Executive breaches or threatens to breach any of the provisions of such Paragraphs and, in the event that either or both of IMED and AMI shall institute any action or proceeding to enforce those provisions seeking injunctive relief, the

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Executive hereby waives and agrees not to assert and shall not use as a defense thereto the claim or defense that either or both of IMED and AMI has an adequate remedy at law. The foregoing shall not prejudice the right of each of IMED and AMI to require the Executive to account for and pay over to it the amount of any actual damages incurred by IMED or AMI, as the case may be, as a result of any such breach.

         (b) The parties acknowledge that (i) the provisions of Paragraph 14, 15 and 16 are essential to protect the business and goodwill of IMED and AMI, and (ii) the foregoing restrictions are under all of the circumstances reasonable and necessary for the protection of each of IMED and AMI and their business. If, however, at the time of enforcement of any or such paragraphs or any other provision of this Agreement, a court or arbitrator shall hold that the duration, scope or area restriction or any other provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted for the stated duration, scope or area.

    18. RIGHT TO ADVICE OF COUNSEL. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

    19. SUCCESSORS. Each of IMED and AMI shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that IMED or AMI, as the case may be, would be required to perform if no such succession had taken place. Failure of IMED or AMI, as the case may be, to obtain such assumption agreement prior to the effectiveness of any such succession shall constitute Good Reason, within the meaning of Paragraph 2(h)(vii) hereof, for the Executive to terminate his employment hereunder. If the Executive terminates his employment for such Good Reason, he shall be entitled to the payments and benefits described in Paragraphs 13(a)(i) and 13(b) of this Agreement, subject to the terms and conditions of said Paragraphs.

    20. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Diego, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by IMED and AMI, on the one hand, and the Executive, on the other, within 10 days after any party has notified the others in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 10 day period, IMED and AMI, on the one hand, and the Executive, on the other, shall each select an arbitrator and inform the other party in writing of such arbitrator's name and address within 5 days after the end of such 10-day period and the arbitrators so selected shall select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either IMED and AMI or the Executive to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. IMED and AMI, on the one hand, and the Executive, on the other, shall pay their or his own expenses associated with such arbitration, including the expense of any arbitrator selected by such party or parties and IMED shall pay the expenses of the

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jointly selected arbitrator.  The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties, and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

         Notwithstanding the foregoing, each party hereto specifically reserves the right to seek equitable remedies in a court of competent jurisdiction.

    21. ABSENCE OF CONFLICT. The Executive represents and warrants that his employment by IMED and AMI as described herein shall not constitute a breach of or conflict with and shall not be constrained by any prior employment or consulting agreement or relationship.

    22. ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and none of the parties to this Agreement shall, without the written consent of the others, assign or transfer this Agreement or any one or more of its rights or obligation under this Agreement to any other person or entity; except that either or both of IMED and AMI may assign this Agreement to any of its affiliates, PROVIDED, that such assignment shall not relieve the assigning party of its obligations hereunder. If the Executive should die while any amounts are still payable, or any benefits are still required to be provided, to the Executive hereunder, all such amounts or benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate (in each case, a "Beneficiary").

    23. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:          William J. Mercer
                                       P.O. Box 1386
                                       6160 Paseo DeLicias
                                       Rancho Santa Fe, CA 92067

         If to AMI:               c/o IMED Corporation
                                  950 3rd Avenue
                                  30th Floor
                                  New York, NY  10022

         If to IMED:              IMED Corporation
                                  950 3rd Avenue
                                  30th Floor
                                  New York, NY  10022

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or to such other address or the attention of such other person as the recipient party has previously furnished to the other parties in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

    24. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement supersedes all prior agreements relating to the employment of the Executive by IVAC Medical Systems, Inc., which agreements shall terminate as of the Effective Date. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

    25. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach or promise by such other party.

    26. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    27. HEADINGS. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

    28. APPLICABLE LAWS. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

    29. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of IMED and AMI by their duly authorized officers, as of the day and year first above written.


                             IMED CORPORATION


                             By:  /s/ Jeffry M. Picower
                                  Jeffry M. Picower
                                  Chairman



                             ADVANCED MEDICAL, INC.


                             By:  /s/ Jeffry M. Picower
                                  Jeffry M. Picower
                                  Chairman



                             EXECUTIVE


                             /s/ William J. Mercer
                             William J. Mercer


                                     -12-